UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 14, 2013, GrafTech International Ltd. (the “Company”) held its annual meeting of stockholders at the Company’s headquarters, located at 12900 Snow Road, Parma, Ohio, 44130 (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1- resulted in approval of the election of six members to the board of directors, each to serve until the 2014 annual meeting of stockholders and until his or her successor is duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Withheld
Randy W. Carson	101,296,391	18,370,571
Mary B. Cranston	99,534,440	20,132,522
Harold E. Layman	101,002,802	18,664,160
Ferrell P. McClean	100,900,352	18,766,610
Steven R. Shawley	101,279,466	18,387,496
Craig S. Shular	100,659,660	19,007,302

Proposal 2 – resulted in 83.26 % of the votes cast (not including abstentions) approving, by a non-binding advisory vote, our executive compensation.

Votes For	Votes Against	Abstentions
94,750,565	19,054,176	5,862,221

Proposal 3 – resulted in 99.25% of the votes cast (not including abstentions), approving the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,528,451	849,948	117,520	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 16, 2013	By:	/s/John D. Moran
John D. Moran Vice President, General Counsel and Secretary